UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2006

GOLDEN PHOENIX MINERALS, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	0-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 _____Sparks, Nevada_____ (Address of Principal Executive Offices)	89434 (Zip Code)

(775) 853-4919

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On March 22, 2006, Golden Phoenix Minerals, Inc. (the “Company”) entered into an Employment Agreement with Larry A. Kitchen to render employment to the Company as the Principal Accounting Officer. Mr. Kitchen’s duties will be to (i) provide financial and administrative support to the minesite personnel, including but not limited to risk management programs, cash management, treasury and human resources; (ii) assist with fostering and maintaining relationships with banking and financial institutions; (iii) oversee the Company’s cost management and control procedures and assist in preparing the management reporting standards and adherence thereto and (iv) assist in preparing the Company’s budget and financial projections. Mr. Kitchen’s salary shall be $2,000 per month payable in advance in addition to reimbursement of reasonable business related expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Minnesota corporation

Dated:	March 22, 2006	By: /s/ David A. Caldwell

David A. Caldwell,

President and Chief Operating Officer